UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0362426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2900 South 70th Street, Suite 400 Lincoln, Nebraska 68506	68506
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Voting Common Stock, $0.001 par value per share	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

 If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement to which this form relates (if applicable): 333-249828

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares of voting common stock, $0.001 par value per share (the “Voting Common Stock”), of Midwest Holding Inc., a Delaware corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2011 (SEC File No. 000-10685), as amended. In connection with listing of the Company’s Voting Common Stock on The Nasdaq Captial Market, shares of the Voting Common Stock are hereby being registered pursuant to Section 12(b) of the Exchange Act. The Company’s Voting Common Stock is currently quoted on the OTC Markets OTCQB electronic quotation system under the symbol “MDWT”.

The Company hereby incorporates by reference the description of its Voting Common Stock to be registered hereunder contained under the heading “Description of Our Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-249828), as filed with the SEC on November 3, 2020, and subsequently amended (the “Registration Statement”). Any form of prospectus to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, nor on any other national securities exchange, and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST HOLDING INC.

Date: December 16, 2020	By:	/s/ Michael Minnich
Michael Minnich
Co-Chief Executive Officer